U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 20, 2005


                              URANIUM ENERGY CORP.
               --------------------------------------------------
        (Exact Name of Small Business Issuer as Specified in its Charter)


                                     NEVADA
                    ----------------------------------------
              (State or other Jurisdiction as Specified in Charter)


             333-127185                            98-0399476
     ------------------------         ------------------------------------
     (Commission file number)         (I.R.S. Employer Identification No.)


                                  Austin Centre
                           701 Brazos, Suite 500 PMB#
                               Austin, Texas 78701
                         -------------------------------
                    (Address of Principal Executive Offices)


                                  512.721.1022
                              --------------------
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT

On December 16, 2005, the Board of Directors of Uranium Energy Corp., a Nevada corporation (the "Company"), authorized and approved the execution of an agreement (the "Agreement") with Harry A. Moore Trust (the "Moore Trust"). Pursuant to the terms and provisions of the Agreement, the Company acquired an undivided 100% legal, beneficial and registerable interest in and to certain assets consisting of certain drill and assay data regarding prospective tracts located in Goliad, Waller, Duval and McMullen Counties in the State of Texas. Pursuant to further terms and provisions of the Agreement, the Company paid to the Moore Trust certain payments aggregating $150,000.00 and issued an aggregate of 50,000 shares of its restricted common stock.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On December 16, 2005, the Board of Directors of the Company authorized and approved the issuance of an aggregate of 1,350,000 shares of its restricted common stock at $0.50 per share as follows: (i) 50,000 shares to the Moore Trust in accordance with the terms and provisions of the Agreement; (ii) 500,000 shares to Amir Adnani, a director and the President and Chief Executive Officer of the Company, as compensation for management and consulting services to be provided to the Company; (iii) 500,000 shares to Randall Reneau, a director and the Chief Exploration Officer of the Company, as compensation for management and consulting services to be provided to the Company; and (iv) 300,000 shares to an unaffiliated third party for consulting services to be provided to the Company.

Private Placement Offering

During November 2005, the Company also sold stock in a private offering pursuant under Regulation S and Rule 506 of Regulation D of the Securities Act. Pursuant to the terms of the private placement, the Company issued an additional 154,000 shares at $0.50 per share. The per share price of the offering was arbitrarily determined by the Board of Directors based upon analysis of certain factors including, but not limited to, stage of development, industry status, investment climate, perceived investment risks, assets and net estimated worth of the Company, and recent sales of securities. The Company issued shares of restricted common stock to investors who were either deemed an accredited investor as that term is defined under Regulation D or a sophisticated investor The investors executed subscription agreements and acknowledged that the securities to be issued have not been registered under the 1933 Securities Act, that they understood the economic risk of an investment in the securities, and that they had the opportunity to ask questions of and receive answers from the Company's management concerning any and all matters related to acquisition of the securities. The securities issued have piggy back registration rights.

Stock Option Plan

On December 20, 2005, the Board of Directors authorized and approved the grant of an aggregate 3,150,000 Stock Options exercisable at $0.50 per share to key consultants, directors and officers under the Stock Option Plan.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

    10.01 Agreement and Addendum between Uranium Energy Corp. and the Harry A. Moore Trust.

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SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       Uranium Energy Corp.


Date:  December 20, 2005               By:/s/ AMIR ADNANI
                                       ------------------------
                                       Amir Adnani
                                       President and Chief Executive Officer